UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 31, 2020

Commission File Number: 001-37853

AzurRx BioPharma, Inc.
(Exact name of registrant as specified in its charter.)

Delaware (State or other jurisdiction of incorporation or organization)	46-4993860 (IRS Employer Identification No.)

1615 South Congress Avenue, Suite 103
Delray Beach, Florida 33445
 (Address of principal executive offices)

646-699-7855
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	AZRX	Nasdaq Capital Market

Explanatory Note

On January 4, 2021, AzurRx BioPharma, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Prior 8-K”) to report the Company’s entrance into a license agreement (the “License Agreement”), dated December 31, 2020, by and between the Company and First Wave Bio, Inc., a privately-held Delaware corporation. The Company is filing this amendment to the Prior 8-K in order to file herewith, as Exhibit 10.1, the License Agreement. The Prior 8-K otherwise remains unchanged.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1*	License Agreement, dated December 31, 2020, by and between the Company and First Wave Bio, Inc.

* Certain portions of this exhibit (indicated by “[*****]”) have been omitted as we have determined (1) it is not material and (2) is the type that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AzurRx BioPharma, Inc.

Date:   January 13, 2021
By:	/s/ James Sapirstein
Name: James Sapirstein
Title: President and Chief Executive Officer